     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              SUBJECT TO COMPLETION, DATED                ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                ,

                                $


                          BA MASTER CREDIT CARD TRUST

 $           CLASS A [FLOATING-RATE] [     %] ASSET BACKED CERTIFICATES, SERIES
                                     199 -

 $           CLASS B [FLOATING-RATE] [     %] ASSET BACKED CERTIFICATES, SERIES
                                     199 -


                 BANK OF AMERICA NATIONAL ASSOCIATION

                            TRANSFEROR AND SERVICER
                            ------------------------


    Each Class A [Floating-Rate] [    %] Asset Backed Certificate, Series 199 -
(collectively, the "Class A Certificates") and each Class B [Floating-Rate]
[    %] Asset Backed Certificate, Series 199 - (collectively, the "Class B
Certificates" and together with the Class A Certificates, the "Certificates") represents an undivided interest in the assets of, and the right to receive certain payments from, the BA Master Credit Card Trust (the "Trust"), to be created pursuant to a Pooling and Servicing Agreement between Bank of America National Association ("Bank of America"), as transferor and servicer, and
         , as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard(R) and VISA(R) revolving credit card accounts (the "Accounts"), all monies due and to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of any credit insurance policies relating to the Receivables, any Enhancements, all monies on deposit in certain bank accounts of the Trust (including any permitted investment in which any such monies are invested) and the right to receive Interchange allocable to the Certificates, as described herein.


                                                        (Continued on next page)

     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 19 IN THE PROSPECTUS.

    PROCEEDS FROM THE ASSETS IN THE TRUST WILL BE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRANSFEROR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR OTHER ASSETS OF THE TRUST ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE TRANSFEROR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
          OFFENSE.

- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------
                                                            PRICE TO      UNDERWRITING       PROCEEDS TO
                                                           PUBLIC(1)          DISCOUNT  TRANSFEROR(1)(2)
- --------------------------------------------------------------------------------------------------------
Per Class A Certificate............................                 %                 %                 %
- --------------------------------------------------------------------------------------------------------
Per Class B Certificate............................                 %                 %                 %
- --------------------------------------------------------------------------------------------------------
Total.............................................. $                $                 $
- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the Class A Certificate Rate or the Class
    B Certificate Rate, as applicable, from            , 199 .

(2) Before deduction of expenses estimated to be $         .
                            ------------------------

    This Prospectus Supplement and the related Prospectus may be used by BA Securities, Inc., an affiliate of the Transferor and Servicer, in connection with offers and sales related to market-making transactions in the Certificates. BA Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates
will be delivered in book-entry form on or about            , 199 , through the
facilities of The Depository Trust Company[, Cedel Bank, societe anonyme, and the Euroclear System].
                            ------------------------

                    Underwriters of the Class A Certificates
[                    ]                                    [                    ]
                    Underwriters of the Class B Certificates
                            ------------------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS                , 199

(Continued from previous page)

     In addition, the Collateral Interest (as described herein) will be issued
in the initial amount of $          and will be subordinated to the Certificates
as described herein. Bank of America initially will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust from time to time and will service the Receivables. Bank of America may from time to time offer other Series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, and may establish other trusts from time to time having assets substantially similar to the assets of the Trust.


     Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. Listings of the pages on which such terms are defined are found in the "Index of Terms for Prospectus Supplement" beginning on page S-48 herein and in the "Index of Terms for Prospectus" on page 69 of the Prospectus.


     Interest will accrue on the Class A Certificates from             , 199
(the "Closing Date") [through , 199 and from             , 199 through
            , 199 and with respect to each Interest Period thereafter,] at the
rate of     % per annum [above the [Name of [Index]] ("[Index]"), determined as described herein, prevailing on the related [Index] Determination Date with respect to such period] (the "Class A Certificate Rate"). Interest will accrue
on the Class B Certificates from the Closing Date [through             , 199 and
from             , 199 through             , 199 and with respect to each
Interest Period thereafter,] at the rate of     % per annum [above [Index]
prevailing on the related [Index] Determination Date with respect to each such period] (the "Class B Certificate Rate"). The initial [Index] Determination Date
is             , 19 . Interest with respect to the Certificates will be
distributed on             , 199 and on the   th day of each month thereafter
(or, if such   th day is not a business day, the next succeeding business day)
(each, a "Distribution Date"). Principal on the Class A Certificates is
scheduled to be distributed on the           Distribution Date (the "Class A
Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. Principal on the Class B Certificates is
scheduled to be distributed on the           Distribution Date (the "Class B
Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Assumptions."

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.

     [Application will be made to list the Certificates on the Luxembourg Stock Exchange.]
                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

     The Certificates offered hereby constitute a separate Series of certificates being offered by the [Transferor] [Trust] from time to time
pursuant to its Prospectus dated             , 199 . This Prospectus Supplement
does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" herein and the "Index of Terms for Prospectus" in the Prospectus.

TYPE OF SECURITIES......Class A [Floating-Rate] [     %] Asset Backed
                           Certificates, Series 199 - (the "Class A
                           Certificates") and Class B [Floating-Rate] [     %]
                           Asset Backed Certificates, Series 199 - (the "Class B Certificates," and together with the Class A Certificates, the "Certificates").

OVERVIEW OF THE
TRANSACTION.............The Trust is to be formed for the purpose of holding the
                           Receivables and to provide for the issuance of the Certificates and other similar securities. Each Certificate evidences a specific undivided interest in the assets of the Trust allocated to the Certificates and represents the right to receive a portion of the collections on the Receivables. Such collections will be used to pay interest and principal due on such Certificate on the applicable payment date. The Class A Certificates will also have the benefits of excess collections of finance charges, as described herein, and the subordination of the Class B Certificates and the Collateral Interest. The Class B Certificates will also have the benefits of excess collections of finance charges not needed to cover shortfalls in respect of the Class A Certificates and the subordination of the Collateral Interest not used for the benefit of the Class A Certificates. The Class B Certificates therefore bear a greater risk of loss of principal and of shortfalls in payments of interest than the Class A Certificates. Accordingly, the Class A Certificates will receive a higher credit rating than the Class B Certificates. See "-- Class A Certificate Rating" and "-- Class B Certificate Rating." For a description of the subordination of the Class B Certificates, see "-- Subordination of the Class B Certificates and the Collateral Interest" and "Description of the Certificates -- Subordination" herein and "Risk Factors -- Effect of Subordination" and "-- Limited Credit Enhancement" in the Prospectus.

                        Both the Class A Certificates and the Class B
                           Certificates are subject to possible repayment earlier than expected if certain events called Pay Out Events occur. See "Description of the Certificates -- Pay Out Events" herein and in the Prospectus. Both the Class A Certificates and the Class B Certificates are also subject to potential delayed repayment if the principal payment rate on the Receivables decreases. See "Maturity Assumptions" herein and in the Prospectus and "Risk
                           Factors -- Timing of Payments and Maturity" in the Prospectus. In no event, however, will principal be paid on the Class B Certificates prior to the payment in full of the Class A Certificates.

NON-RECOURSE
OBLIGATIONS.............Proceeds from the assets in the      Trust will be the
                           only source of payments on the Certificates. The Certificates do not represent an obligation of or interest in the Transferor, BankAmerica Corporation, Bank of America NT&SA or any of their affiliates. None of the Certificates, the underlying Receivables or the other assets of the Trust are insured or guaranteed by any governmental agency or instrumentality or by the Transferor, BankAmerica Corporation, Bank of America NT&SA or any of their affiliates.

                        For a discussion of other risk factors applicable to the
                           Certificates, see "Risk Factors" in the Prospectus.


TRUST...................The BA Master Credit Card Trust (the "Trust") will be formed pursuant to a pooling and servicing agreement (as amended from time to time, the "Agreement"), between Bank of America National Association ("Bank of America" or the "Bank"), as transferor (in such capacity, the "Transferor") and as servicer of the
                           Receivables, and             , as trustee (the
                           "Trustee"), which will be supplemented by the supplement relating to the Certificates (the "Series 199 - Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 199 - Supplement). As used in this Prospectus Supplement, the term "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates and the term "Class B Certificateholders" refers to holders of the Class B Certificates.


TRUST ASSETS............The assets of the Trust will include receivables (the
                           "Receivables") arising under certain MasterCard(R) and VISA(R)1 revolving credit card accounts (the "Accounts") selected from a pool of MasterCard and VISA accounts identified by the Bank from the portfolio of such accounts owned by the Bank (the "Identified Pool"), all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, any Enhancements, all monies and other property on deposit in certain bank accounts of the Trust (including any permitted investment in which any such monies are invested, but excluding investment earnings on such amounts, except as otherwise specified herein), and the right to receive Interchange allocable to the Certificates (which right may not be afforded to other Series issued by the Trust). The Certificateholders will not be entitled to the benefits of any Enhancement issued with respect to any Series other than Series 199 - , and the holders of certificates of other Series will not be entitled to the benefits of any Enhancement issued with respect to this Series 199 - . "Series 199 - " shall mean the Series of the Trust represented by the Certificates.

                        At the formation of the Trust, the Transferor will
                           convey to the Trustee for the benefit of the Trust all Receivables existing under certain Accounts that were selected from the Identified Pool based on criteria provided in the Agreement as applied
                           on          ,     (the "Cut-Off Date") and will
                           convey to the Trustee all Receivables arising under the Accounts from time to time thereafter until the termination of the Trust. In addition, pursuant to the Agreement, the Bank may, at its option, or may be obligated to (subject to certain limitations and conditions) designate Additional Accounts for inclusion in the Trust. Also, the Agreement provides that in lieu of Additional Accounts or in addition thereto, the Bank may, subject to certain conditions, include Participations in the Trust. See "The Receivables" herein and "Description of the Certificates -- Addition of Trust Assets" in the Prospectus.

- ---------------

  1. MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and Visa U.S.A. Inc., respectively.

CERTIFICATE INTEREST AND
PRINCIPAL...............Each of the Certificates offered hereby represents the right to receive certain payments from the assets of the Trust. The Trust's assets will be allocated among the Class A Certificateholders (the "Class A Investor Interest"), the Class B Certificateholders (the "Class B Investor Interest"), the Collateral Interest Holder (the "Collateral Interest," and together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements and the Transferor (the "Transferor Interest"), as described below. The Collateral Interest in the initial amount of
                           $          (which amount represents      % of the
                           amount of the initial Investor Interest) constitutes Credit Enhancement for the Certificates. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder." Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Interest were a subordinated class of Certificates. The Transferor Interest will represent the right to the assets of the Trust not allocated to the Class A Investor Interest, the Class B Investor Interest, the Collateral Interest or the holders of other undivided interests in the Trust. The principal amount of the Transferor Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

                        The Class A Certificates will represent the right to
                           receive from the assets of the Trust allocated to the Class A Certificates, funds up to (but not in excess
                           of) the amounts required to make (a) payments of
                           interest accruing from             , 199 (the
                           "Closing Date") [through             , 199 , from
                                       , 199 through             , 199 and with
                           respect to each Interest Period thereafter,] at the
                           rate of      % per annum [above the [name of [Index]]
                           ("[Index]"), determined as described herein, prevailing on the related [Index] Determination Date] (such rate, the "Class A Certificate Rate"), and (b) payments of principal on the Class A Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class A Investor Interest, which may be less than the unpaid principal balance of the Class A Certificates in certain circumstances described herein.

                        The Class B Certificates will represent the right to
                           receive, from the assets of the Trust allocated to the Class B Certificates, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the Closing Date [through
                                       , 199 , from             , 199 through
                                       , 199 and with respect to each Interest
                           Period thereafter,] at the rate of     % per annum
                           [above [Index], determined as described herein, prevailing on the related [Index] Determination Date] (such rate, the "Class B Certificate Rate") and (b) payments of principal on the Class B Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B Certificates in certain circumstances described herein. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "Description of the Certificates -- Subordination."

                        The aggregate principal amount of the Class A Investor
                           Interest and the Class B Investor Interest will, except as otherwise provided herein, remain fixed at
                           $          and $          , respectively. The Class A
                           Investor Interest will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and (b) the allocation to the Class B Investor Interest of certain Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and Default Amounts with respect to each Monthly Period, an amount equal to the amount on deposit in the Principal Funding Account from time to time will be subtracted from the Class A Investor Interest (as so reduced, the "Class A Adjusted Investor Interest" and together with the Class B Investor Interest and the Collateral Interest, the "Adjusted Investor Interest").

                        The Class A Certificates, the Class B Certificates and
                           the Collateral Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of Default Amounts during each calendar month, or with respect to collections relating to the first Distribution Date, during the period from and including the Closing Date
                           through             , 199  (in each case, a "Monthly
                           Period"). Collections of Finance Charge Receivables and Default Amounts at all times, and collections of Principal Receivables during the Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively, applicable during the related Monthly Period. Collections of Principal Receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the
                           Certificates -- Allocation Percentages" and "-- Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus.

                        The Transferor initially will own the Transferor
                           Interest. The Transferor may tender the certificate that represents the Transferor Interest (the "Transferor Certificate") or, if provided in the relevant Series Supplement, certificates of any Series and the Transferor Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates -- New Issuances" in the Prospectus. The certificates of any new Series will be issued pursuant to the Agreement and a related Series Supplement. See "Description of the Certificates" herein and in the Prospectus.

                        The final distribution of principal and interest on the
                           Certificates will be made no later than the
                                     Distribution Date in the manner provided in
                           "Description of the Certificates -- Final Payment of Principal; Termination" in the Prospectus. Series
                           199  -  will terminate on the earliest to occur of
                           (a) the Distribution Date on which the Investor Interest is paid in full, (b) the Distribution Date or (c) the Trust Termination Date (such earliest to occur, the "Series 199 - Termination Date"). After the Series 199 - Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

RECEIVABLES.............The Receivables arise in Accounts that have been selected from the Identified Pool based on criteria provided in the Agreement as applied on the Cut-Off Date. The Receivables consist of Principal Receivables and Finance Charge Receivables. In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Finance Charge Receivables. See "Bank of America's Credit Card Activities -- Interchange" in the Prospectus.

                        The aggregate amount of Receivables in the Accounts as
                           of the beginning of the day on             , 199 was
                           $          comprised of $          of Principal
                           Receivables and $          of Finance Charge
                           Receivables. The amount of Finance Charge Receivables will not affect the amount of the Investor Interest represented by the Certificates and the Collateral Interest or the amount of the Transferor Interest, all of which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate interest in the Principal Receivables in the Trust evidenced by the Certificates and the Collateral Interest will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time.

DENOMINATIONS...........Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

REGISTRATION OF
CERTIFICATES............The Certificates initially will be represented by
                           Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate, except under the limited circumstances described herein. Transfers will be made in accordance with the rules and operating procedures described herein. See "Description of the Certificates -- Definitive Certificates" in the Prospectus.

SERVICING FEE...........The Servicer will receive a monthly fee as servicing compensation from the Trust on each Transfer Date. On each Transfer Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in respect of the Investor Servicing Fee. In addition, the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee will be paid on each Transfer Date as described under "Description of the Certificates -- Servicing Compensation and Payment of Expenses." See also "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in the Prospectus.

INTEREST................Interest on the Certificates for each Interest Period
                           will be distributed on            , 199 , and on the
                             th day of each month thereafter, or if such day is
                           not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to (a) with respect to the Class A Certificates, the product of (i) [the actual number of days in the related Interest Period divided by 360] [a fraction, the numerator of which is one and the denominator of which is 12] and (ii) the Class A Certificate Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and (b) with respect to the Class B Certificates, the product of (i) [the actual number of days in the related Interest Period divided by 360] [a fraction, the numerator of which is one and the denominator of which is 12] and (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). Interest for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount, as applicable, "Additional Interest").

                        The "Interest Period" with respect to any Distribution
                           Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Period will be the period from and including the Closing Date through the day preceding the initial Distribution Date. Interest payments will be funded from the portion of Finance Charge Receivables collected during the Monthly Period immediately preceding the related Distribution Date (or with respect to the first Distribution Date, from and
                           including the Closing Date through             ,
                           199 ) and certain other available amounts (a) with respect to the Class A Certificates, allocated to the Class A Investor Interest, and, if necessary, from Excess Spread and Reallocated Principal Collections (to the extent available), (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) and (c) with respect to the Collateral Interest, from Excess Spread. See "Description of the
                           Certificates -- Reallocation of Cash Flows" and
                           "-- Application of Collections -- Payment of
                           Interest, Fees and Other Items" herein and "Risk Factors -- Limited Credit Enhancement" in the Prospectus.

REVOLVING PERIOD........The "Revolving Period" with respect to the Certificates means the period from and including the Closing Date to, but not including, the earlier of (a) the commencement of the Controlled Accumulation Period and (b) the commencement of the Rapid Amortization Period. The controlled accumulation period with respect to the Certificates (the "Controlled Accumulation Period") is scheduled to begin at the
                           close of business on             , 199  . Subject to
                           the conditions set forth under "Description of the Certificates -- Postponement of Controlled Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period begins may be delayed to no later than the close of
                           business on             , 199 . During the Revolving
                           Period, Available Investor Principal Collections otherwise allocable to the Investor Interest will, subject to certain limitations and unless a reduction in the Required Collateral Interest has occurred, be treated as Shared Excess Principal Collections and allocated to the holders of other Series of certificates within the Shared Excess Principal Collections Group issued and outstanding or, subject to certain limitations, paid to the holder of the Transferor Certificate. See "Description of the Certificates -- Principal Payments." See "Description of the
                           Certificates -- Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Controlled Accumulation Period.

CONTROLLED ACCUMULATION
PERIOD..................Unless a Pay Out Event has occurred, the Controlled
                           Accumulation Period will begin at the close of business on the last day of the Revolving Period and will end on the earliest of (i) the commencement of the Rapid Amortization Period, (ii) payment of the Investor Interest in full and (iii) the Series
                           199 - Termination Date. During the Controlled Accumulation Period, prior to the payment of the Class A Investor Interest in full, amounts equal to the least of (a) the Available Investor Principal Collections for the related Monthly Period, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any (such applicable sum, the "Controlled Deposit Amount" for such Monthly Period) and (c) the Class A Adjusted Investor Interest on such Transfer Date will be deposited monthly in a trust account established by the Servicer (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Controlled Accumulation Period until the Principal Funding Account Balance is equal to the Class A Investor Interest. On each Transfer Date during the Controlled Accumulation Period after the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest on such Transfer Date will be deposited into the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, the amount of such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then will be treated as Shared Excess Principal Collections and allocated to the holders of other Series of certificates within the Shared Excess Principal Collections Group issued and outstanding or, subject to certain limitations, paid to the holder of the Transferor Certificate. If for any Monthly Period the Available Investor Principal Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of the Certificates -- Application of Collections." Also see "Prospectus
                           Summary -- Controlled Accumulation Period" in the Prospectus for a general description of the purpose of this feature and its effect on Certificateholders.

                        Unless a Pay Out Event shall have occurred, prior to the
                           payment of the Class A Investor Interest in full, all funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account

                           (the "Principal Funding Investment Proceeds") during the Controlled Accumulation Period will be applied as Class A Available Funds. If, on any Transfer Date, the Principal Funding Investment Proceeds for the related Interest Period are less than the product of
                           (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Covered Amount"), the amount of such deficiency (the "Principal Funding Investment Shortfall") shall be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections.

                        Funds on deposit in the Principal Funding Account will
                           be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Class A Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" herein and in the Prospectus.

                        On the Class B Scheduled Payment Date, provided that the
                           Class A Certificates are paid in full on the Class A Scheduled Payment Date and the Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Certificateholders in respect of the Class B Investor Interest as described herein. If the Available Investor Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" herein and in the Prospectus.

                        If a Pay Out Event occurs during the Controlled
                           Accumulation Period, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period.

                        Other Series offered by the Trust may or may not have
                           amortization or accumulation periods like the Controlled Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Controlled Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series may allocate Principal Receivables based upon different investor percent-ages. See "Description of the Certificates -- New Issuances" in the Prospectus for a discussion of the potential terms of any other Series.

RAPID AMORTIZATION
PERIOD..................During the period beginning on the day on which a Pay
                           Out Event has occurred and ending on the earlier of
                           (a) the payment of the Investor Interest in full and
                           (b) the Series 199 - Termination Date (the "Rapid Amortization Period"), Available Investor Principal Collections will be applied to the payment of principal on the Certificates and will be distributed monthly on each Distribution Date to the Class A Certificateholders and, following payment of the Class A Investor Interest in full, to the Class B Certificateholders and, following payment of the Class B Investor Interest in full, to the Collateral Interest Holder beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period and "Prospectus
                           Summary -- Rapid Amortization Period" in the
                           Prospectus for a general discussion of the purpose of this feature and its effect on Certificateholders.

SUBORDINATION OF THE
CLASS B CERTIFICATES AND
THE COLLATERAL
INTEREST................The Class B Certificates and the Collateral Interest
                           will be subordinated, as described herein, to the extent necessary to fund certain payments with respect to the Class A Certificates as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. If the Collateral Interest is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their interest in the Trust and thus will be more likely to suffer a loss. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. To the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "Description of the Certificates -- Subordination" herein and "Risk Factors -- Effect of Subordination" in the Prospectus.

ADDITIONAL AMOUNTS
AVAILABLE TO
CERTIFICATEHOLDERS......With respect to any Transfer Date, Excess Spread will be applied to fund the Class A Required Amount and the Class B Required Amount, if any. The "Class A Required Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest thereon, (b) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing Fee and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. The "Class B Required

                           Amount" means the amount, if any, equal to the sum of
                           (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B Additional Interest thereon and (ii) the Class B Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The "Required Amount" for any Monthly Period shall mean the sum of
                           (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period. "Excess Spread" for any Transfer Date will equal the sum of (a) the excess of (i) Class A Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of "Class A Required Amount" above,
                           (b) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a) (i) and (a) (ii) in the definition of "Class B Required Amount" above and (c) Collateral Available Funds for the related Monthly Period not used under certain circumstances to pay the Collateral Interest Servicing Fee, as described herein.

                        If, on any Transfer Date, Excess Spread is less than the
                           Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Investor Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Interest and the Class B Investor Interest are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Reallocation of Cash Flows" and "-- Defaulted Receivables; Investor Charge-Offs."

                        If, on any Transfer Date, Excess Spread not required to
                           pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates -- Reallocation of Cash Flows" and "-- Defaulted Receivables; Investor Charge-Offs."

REQUIRED COLLATERAL
INTEREST................The "Required Collateral Interest" with respect to any
                           Transfer Date means (a) initially, $       (the
                           "Initial Collateral Interest") and (b) on any
                           Transfer Date thereafter, an amount equal to      %
                           of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer
                           Date, but not less than $       ; provided, however,
                           (i) that if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (ii) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iii) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Description of the Certificates -- Required Collateral Interest."

                        If on any Transfer Date, the Collateral Interest is less
                           than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Transfer Date the Collateral Interest equals or exceeds the Required Collateral Interest, any such Excess Spread amounts will first be deposited into the Reserve Account as described herein and second, to the extent available, be applied in accordance with the Loan Agreement among the Trustee, the Transferor, the Servicer and the Collateral Interest Holder (the "Loan Agreement") and will not be available to the Certificateholders.


SHARED EXCESS FINANCE
CHARGE COLLECTIONS......The Series 199  -  Certificates will be the first Series issued by the Trust, outstanding as of the Closing Date, included in Shared Excess Finance Charge Collections Group [One]. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in Shared Excess Finance Charge Collections Group [One]. There can be no assurance that any other Series will be issued by the Trust or designated by the Transferor to be included in Shared Excess Finance Charge Collections Group [One]. Subject to certain limitations described under "Description of the Certificates -- Shared Excess Finance Charge Collections" in the Prospectus, to the extent that collections with respect to Finance Charge Receivables allocated to the Investor Interest are not needed to make payments on the Investor Interest, such collections will be allocated to cover certain payments due to or for the benefit of certificateholders of other Series within Shared Excess Finance Charge Collections Group [One] or, under certain circumstances, paid to the holder of the Transferor Certificate. In addition, collections of Finance Charge Receivables otherwise allocable to other Series within Shared Excess Finance Charge Collections Group [One], to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover items payable from Collections of Finance Charge Receivables, due to or for the benefit of the holders of the Class A Certificates and the Class B Certificates or the Collateral Interest Holder. See "Description of the Certificates -- Excess Spread; Shared Excess Finance Charge Collections" and
                           "-- Shared Excess Finance Charge Collections" herein and for a general discussion of the purpose of this feature and its effect on Certificateholders, see "Description of the Certificates -- Shared Excess Finance Charge Collections" in the Prospectus.



SHARED EXCESS PRINCIPAL
COLLECTIONS.............The Series 199  -  Certificates will be the [first]
                           Series issued by the Trust, outstanding as of the Closing Date, included in the Shared Excess Principal Collections Group. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in the Shared Excess Principal Collections Group. There can be no assurance that any other Series will be issued by the Trust or designated by the Transferor to be included in the Shared Excess Principal Collections Group. To the extent that collections with respect to Principal Receivables allocated to the Investor Interest are not needed to make payments on the Investor Interest or to be deposited in the Principal Funding Account, such collections will be allocated to cover certain principal payments due to or for the benefit of certificateholders of other Series within the Shared Excess Principal Collections Group or, under certain circumstances, paid to the holder of the Transferor Certificate. Any such reallocation or deposit will not result in a reduction in the Investor Interest with respect to Series 199 - . In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series within the Shared Excess Principal Collections Group, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other

                           Series, may be applied to cover principal payments due to or for the benefit of the holders of the Class A Certificates and the Class B Certificates or the Collateral Interest Holder. See "Description of the Certificates -- Shared Excess Principal Collections" herein and "Prospectus Summary -- Shared Excess Principal Collections" in the Prospectus for a general discussion of the purpose of this feature and its effect on Certificateholders.


PAIRED SERIES...........Series 199  -  may be paired with one or more other
                           Series (each a "Paired Series"). If a Paired Series is issued with respect to Series 199 - , following the issuance of such Paired Series, as the Adjusted Investor Interest is reduced, the investor interest of the Paired Series will increase by an equal amount. This will have the effect of increasing the investor interest of the Paired Series by an amount that otherwise would have increased the Transferor Interest. If a Pay Out Event occurs with respect to any such Paired Series prior to the payment in full of the Certificates, the percentages used to determine the share of collections of Principal Receivables allocable to the Certificates may be reduced, which may delay the final payment of principal to the Certificateholders. See "Maturity Assumptions -- Paired Series," "Description of the Certificates -- Paired Series" and "Description of the Certificates -- Allocation Percentages."

OPTIONAL REPURCHASE.....The Investor Interest will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than
                           or equal to $          (5% of the initial Investor
                           Interest), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the sum of the Investor Interest and all accrued and unpaid interest on the Certificates and the Collateral Interest through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates -- Final Payment of Principal; Termination" in the Prospectus.

TRUSTEE.................               .

TAX STATUS..............Special counsel to the Transferor will deliver its opinion on the Closing Date that under existing law the Certificates will be characterized as debt for United States federal income tax purposes. Under the Agreement, the Transferor and the Certificateholders will agree to treat the Certificates as debt for United States federal, state and local income tax and franchise tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of United States federal income tax laws.

ERISA CONSIDERATIONS....Subject to considerations described below, the Class A
                           Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Transferor and of one another. The Underwriters expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met with respect to the Class A Certificates. The Transferor anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets if such assets were treated for ERISA purposes as "plan assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

                        The Underwriters currently do not expect that the Class
                           B Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate or an interest therein, each Class B Certificateholder and Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

CLASS A CERTIFICATE
RATING                  It is a condition to the issuance of the Class A
                           Certificates that they be rated in the highest rating category by at least one Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables and the terms of the Class B Certificates and the Collateral Interest. See "Risk Factors -- Scope of Certificate Rating" in the Prospectus.

CLASS B CERTIFICATE
RATING                  It is a condition to the issuance of the Class B
                           Certificates that they be rated in one of the three highest rating categories by at least one Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the terms of the Collateral Interest. See "Risk Factors -- Scope of Certificate Rating" in the Prospectus.

[LISTING................Application will be made to list the Certificates on the
                           Luxembourg Stock Exchange.]

                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

     The Receivables to be conveyed to the Trust by Bank of America pursuant to the Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Identified Pool.

BILLING, PAYMENTS AND FEES


     The Accounts currently have various billing and payment characteristics, including varying periodic rate finance charges and fees. With the December 1, 1994 transfer of the Accounts designated as of the Cut-Off Date from Bank of America NT&SA to Bank of America, the state law governing most of such Accounts changed from California to Arizona. Each cardholder was given the option to (a) continue the cardholder's Account relationship automatically under Arizona law by continuing to charge purchases and cash advances to the Account, or (b) retain California law as the state law governing the cardmember agreement for the Account by ceasing to use the Account for new purchases and cash advances. Accounts that opt to retain California law are paying down their outstanding
balances. As of [               199 ], Accounts subject to California law
represent approximately [ ]% of the Accounts in the Identified Pool and approximately [ ]% of the Receivables.


     Currently, monthly billing statements are sent by Bank of America to cardholders with balances at the end of each billing period. With some exceptions, cardholders must make a minimum monthly payment generally equal to the greater of (a) 2.5% of the outstanding balance (including purchases, cash advances, finance charges, and fees posted to the Account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the Account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance.

     Accounts may have a different annual percentage rate for purchases and cash advance balances. Bank of America uses variable-rate pricing based on a selected external rate.

     Accounts have a grace period which allows payment of the new balance of purchases in full every month without incurring a finance charge. There is no grace period on balances resulting from cash advances. There can be no assurance that periodic-rate finance charges, fees, and other charges on Accounts will remain at current levels.

     Bank of America offers variable-rate credit card accounts. Generally, the variable rates range from 7.4 percentage points to 9.4 percentage points above the prime rate as published from time to time in The Wall Street Journal. Bank of America also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those generally assessed by Bank of America. Although more than 90% of the Accounts are currently priced at variable rates, some Accounts retain fixed rates which generally range from 7.9% to 19.8%.

     Bank of America assesses annual membership fees (generally $18) on certain accounts, although under various marketing and relationship incentive programs, these fees may be waived or rebated. For most credit card accounts, Bank of America also assesses late and overlimit charges (generally $15) and returned check charges (generally $15). Bank of America generally assesses a cash advance fee, typically 2% of the cash advance amount, with a $2 minimum.

DELINQUENCY AND LOSS EXPERIENCE

     An account is contractually delinquent if the minimum payment is not received by the payment due date. An account is not treated as delinquent if the minimum monthly payment is received by the next billing date; however, the period of delinquency on any account is measured from the payment due date. Collection of delinquent credit card receivables currently is performed by Bank of America's credit card collections personnel located in operations centers in Phoenix, Arizona and Pasadena, California, or by Bank of America's agents.

     Bank of America's credit card collection programs employ advanced technology to manage risk and streamline processes. This technology includes automated calling systems to improve collector efficiency, scoring models to estimate the relative risk of loss exposure, and behavior analysis to prioritize cardholder contacts. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts are 5 days or more contractually delinquent. In the event that the initial telephone call fails to cure the delinquency, Bank of America continues to contact the cardholder by telephone and by mail. Bank of America may enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of Bank of America's collections managers. Delinquency levels are monitored daily by Bank of America's collection representatives with aggregate delinquency information reported to senior management on a daily basis.

     Accounts are charged off once they have become contractually past due 180 days, unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. At the time of charge-off, an evaluation is made whether to pursue further remedies. In certain cases, outside collection agencies and law firms are engaged. The credit evaluation, servicing and charge-off policies, and collection practices of Bank of America, may change from time to time in accordance with Bank of America's business judgment and applicable law. Account balances for bankrupt cardholders are charged off as soon as practically possible and within 30 days from the date of verifiable bankruptcy notification.

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Identified Pool of credit card accounts. The Trust Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the Identified Pool of credit card accounts. As of the beginning
of the day on             , 199 , the Receivables in the Trust Portfolio
represented approximately      % of the Identified Pool. Because the Trust
Portfolio is only a portion of the Identified Pool, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Identified Pool. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Identified Pool set forth below.

                             DELINQUENCY EXPERIENCE
                                IDENTIFIED POOL
                             (DOLLARS IN THOUSANDS)

                                                                     DELINQUENCY EXPERIENCE IDENTIFIED POOL
                                                                             (DOLLARS IN THOUSANDS)
                                                                             YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------------------------------------------
                       AS OF         , 199                1995                        1994                        1993
                    -------------------------   -------------------------   -------------------------   -------------------------
                                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                   OF TOTAL                    OF TOTAL                    OF TOTAL                    OF TOTAL
                    RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                    -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
 Outstanding(1)...    $                           $                           $                           $
Receivables
  Delinquent:
  30 - 59 Days....    $                    %      $                    %      $                           $                    %
  60 - 89 Days
  90 or More
    Days..........
                      -------       -------       -------       -------       -------       -------       -------       -------
    Total.........    $                    %      $                    %      $                    %      $                    %
                      =======       =======       =======       =======       =======       =======       =======       =======

- ---------------

(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                                LOSS EXPERIENCE
                                IDENTIFIED POOL
                             (DOLLARS IN THOUSANDS)

                                                                        YEAR ENDED DECEMBER 31,
                                                    MONTHS            ----------------------------
                                              ENDED         , 199      1995       1994       1993
                                              -------------------     ------     ------     ------
Average Receivables Outstanding(1)..........  $                       $          $          $
Total Gross Charge-Offs(2)..................
Recoveries..................................
  Total Net Charge Offs.....................
Total Gross Charge-Offs as a percentage of
  Average Receivables Outstanding(3)........                     %          %          %          %

- ---------------

(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(2) Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3) The percentage reflected for the   months ended             , 199 is an
    annualized figure.

INTERCHANGE

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of the Floating Investor Percentage of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by Bank of America, as reasonably estimated by the Transferor. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses" herein and "Bank of America's Credit Card Activities -- Interchange" in the Prospectus.

                                THE RECEIVABLES

     The Receivables to be conveyed to the Trust will arise in Accounts selected from the Identified Pool on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). Pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Interest so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Transferor Interest" for any period means [ ]% of the average Principal Receivables; provided, however, that the Transferor may reduce the Minimum Transferor Interest to not less than 2% of the average

Principal Receivables for such period for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding; provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates -- Representations and Warranties" in the Prospectus.

     [The Receivables in the Trust Portfolio, as of the beginning of the day on
            , 199 included $          of Principal Receivables and $          of
Finance Charge Receivables. The Accounts had an average Principal Receivable
balance of $          and an average credit limit of $          . The percentage
of the aggregate total Receivable balance to the aggregate total credit limit
was     %. The average age of the Accounts was approximately      months. As of
the beginning of the day on             , 199 , cardholders whose Accounts are
included in the Trust Portfolio had billing addresses in all 50 States, the District of Columbia and certain other United States territories and possessions. Due to a concentration of Accounts in the state of California, social, technological, legal and economic factors in that state may have a disproportionate effect on the Trust Portfolio as a whole. As of the beginning
of the day on             , 199 ,      % of the Accounts were standard accounts
and      % were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total
aggregate Principal Receivables, were      % and respectively.]

     The following tables summarize the Trust Portfolio by various criteria as
of the beginning of the day on                , 199 . Because the future
composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                               PERCENTAGE
                                                               OF TOTAL                       PERCENTAGE
                                                 NUMBER OF     NUMBER OF                       OF TOTAL
             ACCOUNT BALANCE RANGE               ACCOUNTS      ACCOUNTS      RECEIVABLES     RECEIVABLES
- -----------------------------------------------  ---------     ---------     -----------     ------------
Credit Balance.................................                      %        $                      %
No Balance.....................................
Less than or equal to $1,500.00................
$1,500.01 -- $3,000.00.........................
$3,000.01 -- $4,500.00.........................
$4,500.01 -- $10,000.00........................
$10,000.01 or More.............................
                                                   -------        ---           -------           ---
          TOTAL................................                      %        $                      %
                                                   =======        ===           =======           ===

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                               PERCENTAGE
                                                               OF TOTAL                       PERCENTAGE
                                                 NUMBER OF     NUMBER OF                       OF TOTAL
              CREDIT LIMIT RANGE                 ACCOUNTS      ACCOUNTS      RECEIVABLES     RECEIVABLES
- -----------------------------------------------  ---------     ---------     -----------     ------------
Less than or equal to $1,500.00................                      %        $                      %
$1,500.01 -- $3,000.00.........................
$3,000.01 -- $4,500.00.........................
$4,500.01 -- $10,000.00........................
$10,000.01 or More.............................
                                                   -------        ---           -------           ---
          TOTAL................................                      %        $                      %
                                                   =======        ===           =======           ===

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                               PERCENTAGE
                                                               OF TOTAL                       PERCENTAGE
             PERIOD OF DELINQUENCY               NUMBER OF     NUMBER OF                       OF TOTAL
        (DAYS CONTRACTUALLY DELINQUENT)          ACCOUNTS      ACCOUNTS      RECEIVABLES     RECEIVABLES
- -----------------------------------------------  ---------     ---------     -----------     ------------
Not Delinquent.................................                      %        $                      %
Over 5 Days....................................
Over 30 Days...................................
Over 60 Days...................................
Over 90 Days...................................
Over 120 Days..................................
                                                   -------        ---           -------           ---
          TOTAL................................                      %        $                      %
                                                   =======        ===           =======           ===

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                               PERCENTAGE
                                                               OF TOTAL                       PERCENTAGE
                                                 NUMBER OF     NUMBER OF                       OF TOTAL
                  ACCOUNT AGE                    ACCOUNTS      ACCOUNTS      RECEIVABLES     RECEIVABLES
- -----------------------------------------------  ---------     ---------     -----------     ------------
Not More than 6 Months.........................                      %        $                      %
Over 6 Months to 12 Months.....................
Over 12 Months to 24 Months....................
Over 24 Months to 36 Months....................
Over 36 Months to 48 Months....................
Over 48 Months to 60 Months....................
Over 60 Months to 72 Months....................
Over 72 Months.................................
                                                   -------        ---           -------           ---
          TOTAL................................                      %        $                      %
                                                   =======        ===           =======           ===

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                               PERCENTAGE
                                                               OF TOTAL                       PERCENTAGE
                                                 NUMBER OF     NUMBER OF                       OF TOTAL
                     STATE                       ACCOUNTS      ACCOUNTS      RECEIVABLES     RECEIVABLES
- -----------------------------------------------  ---------     ---------     -----------     ------------
Alabama........................................                      %        $                      %
Alaska.........................................
Arizona........................................
Arkansas.......................................
California.....................................
Colorado.......................................
Connecticut....................................
Delaware.......................................
Florida........................................
Georgia........................................
Hawaii.........................................
Idaho..........................................
Illinois.......................................
Indiana........................................
Iowa...........................................
Kansas.........................................
Kentucky.......................................
Louisiana......................................
Maine..........................................
Maryland.......................................
Massachusetts..................................
Michigan.......................................
Minnesota......................................
Mississippi....................................
Missouri.......................................
Montana........................................
Nebraska.......................................
Nevada.........................................
New Hampshire..................................
New Jersey.....................................
New Mexico.....................................
New York.......................................
North Carolina.................................
North Dakota...................................
Ohio...........................................
Oklahoma.......................................
Oregon.........................................
Pennsylvania...................................
Rhode Island...................................
South Carolina.................................
South Dakota...................................
Tennessee......................................
Texas..........................................
Utah...........................................
Vermont........................................
Virginia.......................................
Washington.....................................
West Virginia..................................
Wisconsin......................................
Wyoming........................................
District of Columbia...........................
Other..........................................
                                                   -------        ---           -------           ---
          TOTAL................................                      %        $                      %
                                                   =======        ===           =======           ===

                              MATURITY ASSUMPTIONS

     The Agreement provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B Certificateholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period (in the latter case, only after the Class A Investor Interest has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.


     Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (the "Principal Funding Account") established by the Trustee until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each related Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full and the Series 199 - Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 199 - Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.


     Rapid Amortization Period. If a Pay Out Event occurs, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 199 - Termination Date. After the Class A Certificates have been paid in full and if the Series 199 - Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 199 - Termination Date.

     Pay Out Events. A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) the occurrence of certain events of insolvency, receivership or bankruptcy relating to the Transferor or other holder of the Transferor Certificate, (d) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) the deposit of insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement. See "Description of the Certificates -- Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Certificateholder Servicing Fee and the Servicer Interchange, each for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     Paired Series. The Seller may, at or after the time at which the Controlled Accumulation Period commences for Series 199 - , cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a
Paired Series with respect to Series           -     to be used to finance the
increase in the Transferor Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 199 - . No assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, since the terms of the Certificates will vary from the terms of such other Series, the pay out events with respect to such other Series will vary from the Pay Out Events with respect to Series 199 - and may include pay out events which are unrelated to the status of the Transferor or the Receivables, such as pay out events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed. See "Description of the Certificates -- Paired Series". If a Pay Out Event occurs with respect to a Series (which may be Series 199 - ) having a Paired Series or with respect to the Paired Series when such Series is in the Controlled Accumulation Period, the percentage used for allocating collections of Principal Receivables for the Series (which may be Series 199 - ) and for the Paired Series may reset as specified herein.

     Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Identified Pool during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total ending monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES
                                IDENTIFIED POOL

                                                                   YEAR ENDED DECEMBER 31,
                                              MONTHS ENDED        --------------------------
                                                  , 199           1995       1994       1993
                                            -----------------     ----       ----       ----
        Lowest Month......................            %               %          %          %
        Highest Month.....................            %               %          %          %
        Monthly Average...................            %               %          %          %

     Currently, with some exceptions, cardholders must make a minimum monthly payment generally equal to the greater of (a) 2.5% of the outstanding balance (including purchases, cash advances, finance charges, and fees posted to the Account) plus any past due amounts; (b) $10 plus any past due amounts; or (c) the amount of the outstanding balance in excess of the Account credit line. If the cardholder's outstanding balance is less than $10, the minimum monthly payment equals the amount of the outstanding balance. Payments are applied pursuant to the terms of the credit card agreements governing the Accounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates -- Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Maturity Assumptions" and "Risk Factors -- Timing of Payments and Maturity" in the Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Identified Pool for each of the three calendar years contained in the period
ended December 31, 1995 and the           calendar months contained in the
period ended             , 199 are set forth in the following table.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the three calendar years contained in the period ended December 31, 1995 and the three calendar months contained in the period ended March 31, 1996, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.

                                PORTFOLIO YIELD
                                IDENTIFIED POOL

                                                                   YEAR ENDED DECEMBER 31,
                                              MONTHS ENDED        --------------------------
                                                  , 199           1995       1994       1993
                                            -----------------     ----       ----       ----
        Average Receivables
        Outstanding(1)....................         $              $          $          $
        Finance Charges and Fee
        Revenue Billed....................         $              $          $          $
        Interchange.......................         $              $          $          $
        Average Identified Pool...........         $              $          $          $
          Yield(2)(3).....................            %               %          %          %

- ---------------

(1) Average Receivables Outstanding is the average of the daily ending receivable balance during the period indicated.

(2) Average Identified Pool Yield is the result of dividing Finance Charges and Fee Revenue Billed by the Average Receivables Outstanding for the period and does not include revenue attributable to Interchange or recoveries.

(3) The percentage reflected for the        months ended             , 199 is an
    annualized figure.

     The revenue for the Identified Pool of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is only a portion of the Identified Pool, actual yield with respect to Receivables may be different from that set forth above for the Identified Pool. See "Bank of America's Credit Card Activities" herein and "Bank of America Credit Card Activities" in the Prospectus.

                  BANKAMERICA CORPORATION AND BANK OF AMERICA

     BankAmerica Corporation (the "Corporation") is a multi-bank holding company which was incorporated in Delaware in 1968. On December 31, 1995, the Corporation's consolidated assets were approximately $232.4 billion, consolidated liabilities were approximately $212.2 billion, and total stockholders' equity was approximately $20.2 billion. Bank of America is a wholly-owned subsidiary of the Corporation, which was formed as a national bank organized under the laws of the United States in 1989 and is headquartered in Phoenix, Arizona. On December 31, 1995, Bank of America's total assets were approximately $7.7 billion, total liabilities were approximately $6.8 billion, and total stockholders' equity was approximately $0.9 billion, as reported in Bank of America's Consolidated Reports of Condition and Income (the "Call Report") as of the same date. The Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and the Series 199 - Supplement. Pursuant to the Agreement, the Transferor and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 199 - Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

GENERAL

     The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust to the extent necessary to pay principal and interest on the Certificates. Each Class A Certificate represents the right to receive interest at the Class A Certificate Rate on the principal amount of the Class A Certificates for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date during the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate on the principal amount of the Class B Certificates for the related Interest Period, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date during the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. Amounts payable to the Class A Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Excess Principal Collections and certain other available amounts. Amounts payable to the Class B Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, from Excess Spread, Reallocated Collateral Principal Collections and Shared Excess Principal Collections. Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

     The Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates -- Certain Matters Regarding the Transferor and the Servicer" in the Prospectus.

   [Application will be made to list the Certificates on the Luxembourg Stock
                                   Exchange.]

     The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. [Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates -- General," "-- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.]

INTEREST PAYMENTS

     Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed to Certificateholders on
               , 199 and on each Distribution Date thereafter. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

     "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 199 - Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     The Class A Certificates will bear interest from the Closing Date [through
            , 199 , and from             , 199 through             , 199 and
with respect to each Interest Period thereafter,] at a rate of     % per annum
[above [Index] prevailing on the related [Index] Determination Date with respect to each such period] (the "Class A Certificate Rate"). The Class B Certificates
will bear interest from the Closing Date [through             , 199 , and from
            , 199 through             , 199 and with respect to each Interest
Period thereafter,] at a rate of      % per annum [above [Index] prevailing on
the related [Index] Determination Date with respect to each such period] (the "Class B Certificate Rate").

     [The Trustee will determine [Index] on             , 199 for the period
from the Closing Date through             , 199 , on             , 199 for the
period from             , 199 through             , 199 , and for each Interest
Period thereafter, on the           (each, a "[Index] Determination Date").]

     ["[Index]" means, as of any [Index] Determination Date, [disclosure relating to the determination of [Index]].]

     [The Class A Certificate Rate and the Class B Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by
telephoning the Trustee at its Corporate Trust Office at (   )    -     .]

     [Interest on the Certificates will be calculated on the basis of [the actual number of days in the related Interest Period and] a 360-day year [consisting of twelve 30-day months].]

PRINCIPAL PAYMENTS

     On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Excess Principal Collections.

     On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Excess Principal Collections.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, as more fully described herein and in the Series 199 Supplement, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Excess Principal Collections with respect to other Series in the Shared Excess Principal Collections Group that are allocated to Series 199 .

     On each Distribution Date during the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full or the Series 199 Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date during the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full or the Series 199 Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 199 Termination Date) and on the Series 199 Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 199 Termination Date. See
"-- Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer, on behalf of the Transferor will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

SUBORDINATION

     The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "-- Allocation Percentages," "-- Reallocation of Cash Flows" and "-- Application of
Collections -- Excess Spread."

ALLOCATION PERCENTAGES

     Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period.

     Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in such first Monthly Period) and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination;

provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and
(ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of
(x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that if Series 199 is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series); provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 199_ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Class A Adjusted Investor Interest (less the balance on deposit in the Principal Account) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 199_ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Class B Investor Interest (less, if the Class A Fixed Allocation is zero, the balance on deposit in the Principal Account [and the Principal Funding Account, in each case] to the extent not subtracted in reducing the Class A Fixed Allocation to zero) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 199_ is paired with a Paired Series and a Pay Out Event occurs with respect to such Paired Series during the Controlled Accumulation Period, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator (provided that such numerator is not less than the Collateral Interest (less, if the Class B Fixed Allocation is zero, the balance on deposit in the Principal Account, to the extent not subtracted in reducing the Class B Fixed Allocation to zero) as of the last day of the revolving period for such Paired Series) and the denominator of which is equal to the numerator used to determine the Fixed Investor Percentage with respect to such Monthly Period.


     "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

     "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the then current Class A Investor Interest, minus the Principal Funding Account Balance on such date.

     "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "-- Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c), (d) and (e); provided, however, That the Class B Investor Interest may not be reduced below zero.

     "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "-- Defaulted Receivables; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

REALLOCATION OF CASH FLOWS

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 199 and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "-- Defaulted Receivables; Investor Charge-Offs."

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 199 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest). Any such reduction in the Class B Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In such case, the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "-- Defaulted Receivables; Investor Charge-Offs."

     Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "-- Application of Collections
- -- Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

     "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

     "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

     "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS


     Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Bank of America remains the Servicer under the Agreement and
(a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from the Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by the FDIC, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.


     With respect to the Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

     Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

          (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

             (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

             (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

             (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

             (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread."

          (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

             (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

             (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

             (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread."

          (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

             (i) if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is not the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

             (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "-- Excess Spread."

     "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Period,
(ii) [the actual number of days in such Interest Period divided by 360] [a fraction, the numerator of which is one and the denominator of which is 12] and
(iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from the Closing Date through
               , 199  .

     "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Period,
(ii) [the actual number of days in such Interest Period divided by 360] [a fraction, the numerator of which is one and the denominator of which is 12] and

(iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through
               , 199  .

     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause (c) (ii) above.

     Excess Spread; Shared Excess Finance Charge Collections. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199 with respect to the related Monthly Period, to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199, such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199 shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "-- Payment of Interest, Fees and Other Items;" second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under "-- Payment of Interest, Fees and Other Items;" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) under "-- Payment of Interest, Fees and Other Items" above;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount; provided, that in the event the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199 , such Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199 shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "-- Payment of Interest, Fees and Other Items;" second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under "-- Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

          (f) if Bank of America, an affiliate thereof or an Acceptable Successor Servicer is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

          (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;

          (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "-- Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

          (j) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder out of collections of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 199 - pursuant to the Loan Agreement shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement; and


          (k) the balance, if any, will constitute a portion of Shared Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Shared Excess Finance Charge Collections Group [One] or to the holder of the Transferor Certificate as described in "Description of the Certificates -- Shared Excess Finance Charge Collections" in the Prospectus


     "Collateral Monthly Interest" with respect to any Transfer Date will equal
the product of (a) an amount equal to      plus [ ]% per annum, or such lesser
amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

     Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "-- Principal Payments" above) on deposit in the Principal Account in the following priority:

          (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

             (ii) the balance will be treated as Shared Excess Principal Collections and applied as described under "Description of the Certificates -- Shared Excess Principal Collections" herein and in the Prospectus;

          (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed to the Class A Certificateholders (during the Rapid Amortization Period); and

             (ii) for each Transfer Date, after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

          (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

          (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Excess Principal Collections and applied as described under "Description of the Certificates -- Shared Excess Principal Collections" herein and in the Prospectus.

     "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

     "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period, beginning with the Transfer Date following the Monthly Period in which the Class A Investor Interest has been paid in full, or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

     "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer
Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

     "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of
the Class A Investor Interest, $          ; provided, however, that if the
commencement of the Controlled Accumulation Period is delayed as described above under "-- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded

Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Excess Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

     "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.


SHARED EXCESS FINANCE CHARGE COLLECTIONS



     The Series 199 -- Certificates will be the [first] Series issued by the Trust, outstanding as of the Closing Date, included in Shared Excess Finance Charge Collections Group [One]. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in Shared Excess Finance Charge Collections Group [One] although there can be no assurance that any other Series will be issued by the Trust or, if issued, will be designated by the Transferor to be included in Shared Excess Finance Charge Collections Group [One].



     Collections of Finance Charge Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period, all amounts described under "Description of the Certificates -- Payment of Interest. Fees and Other Items" and "-- Excess Spread; Shares Excess Finance Charge Collections." The Servicer will then determine (i) the amount of collections of Finance Charge Receivables for any Monthly Period allocated to the Investor Interest remaining after covering such required payments to the Certificateholders and (ii) any similar amounts remaining with respect to any other Series that may in the future be designated by the Transferor to be included in Shared Excess Finance Charge Collections Group [One] ("Shared Excess Finance Charge Collections"). The Servicer will allocate any Shared Excess Finance Charge Collections to cover any required amounts payable with respect to the certificateholders for any Series in Shared Excess Finance Charge Collections Group [One] entitled thereto which have not been covered out of the collections of Finance Charge Receivables allocable to such Series ("Finance Charge Shortfalls"). If Finance Charge Shortfalls exceed Shared Excess Finance Charge Collections for any Monthly Period, Shares Excess Finance Charge Collections will be allocated pro rata among the applicable Series in Shared Excess Finance Charge Collections Group [One] based on the relative amounts of Finance Charge Shortfalls. To the extent that Shared Excess Finance Charge Collections exceed Finance Charge Shortfalls, the balance will be paid to the holder of the Transferor Certificate. See "Description of Certificates -- Shared Excess Finance Charge Collections" in the Prospectus for a discussion of the limitations on the availability of Shared Finance Charge Collections.


SHARED EXCESS PRINCIPAL COLLECTIONS


     The Series 199 -- Certificates will be the [first] Series issued by the Trust, outstanding as of the Closing Date, included in the Shared Excess Principal Collections Group. In the future, the Transferor may, but will not be required to, designate other Series that are issued by the Trust to be included in the Shared Excess Principal Collections Group although there can be no assurance that any other Series will be issued by the Trust or, if issued, will be designated by the Transferor to be included in the Shared Excess Principal Collections Group.


     Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of

Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series in the Shared Excess Principal Collections Group ("Shared Excess Principal Collections"). The Servicer will allocate the Shared Excess Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Excess Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Excess Principal Collections for any Monthly Period, Shared Excess Principal Collections will be allocated pro rata among the applicable Series in the Shared Excess Principal Collections Group based on the relative amounts of Principal Shortfalls. To the extent that Shared Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Transferor Certificate.

REQUIRED COLLATERAL INTEREST

     The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $          and (ii) thereafter on each Transfer Date an amount
equal to     % of the sum of the Class A Adjusted Investor Interest and the
Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not
less than $          ; provided, however, (1) that if certain reductions in the
Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "Rating Agency Condition" means the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

     With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "-- Application of Collections -- Excess Spread."

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS


     On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage on the day the applicable Account became a Defaulted Account and (b) the aggregate amount of Receivables in Defaulted Accounts (the "Default Amount") for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

     On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "-- Application of Collections -- Excess Spread," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "-- Application of Collections -- Excess Spread."

     On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread."

     On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "-- Application of Collections -- Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "-- Application of Collections -- Excess Spread."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 199 - Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Excess Principal Collections from other Series, if any, allocated to Series 199 - from the Principal Account to the Principal Funding Account as described under "-- Application of Collections." Such collections will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Scheduled Payment Date or the Distribution Date after the commencement of the Rapid Amortization Period, whichever occurs earlier.

     Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments evidencing obligations of any of the Corporation or of any Affiliate thereof; provided, however, that if no obligations of the Corporation or of any Affiliate thereof shall qualify as Permitted Investments, notwithstanding the preceding, the funds on deposit in the Principal Funding Account shall be invested by the Trustee in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date as Class A Available Funds. If, on any Transfer Date, the Principal Funding Investment Proceeds for the related Interest Period are less than the Covered Amount, the amount of such Principal Funding Investment Shortfall shall be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread, Shared Excess Finance Charge Collections and Reallocated Principal Collections.

RESERVE ACCOUNT


     Pursuant to the Series 199 - Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "-- Application of Collections -- Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as may be required by the Agreement. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) [ ]% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 199 -
 . On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.


     Provided that the Reserve Account has not terminated as described below, funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments evidencing obligations of any of the Corporation or of any Affiliate thereof; provided, however, that if no obligations of the Corporation or of any Affiliate thereof shall qualify as Permitted Investments, notwithstanding the preceding, the funds on deposit in the Reserve Account shall be invested by the Trustee in Permitted

Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

     On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer
Date) and the Required Reserve Account Amount for such Transfer Date.

     The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of
(i) the first Transfer Date with respect to the Rapid Amortization Period and
(ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

PAY OUT EVENTS

     As described above, the Revolving Period will continue through (unless such date is postponed as described under "-- Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

          (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without reference to the amount of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without regard to the amount of the Collateral Interest) for such period;

          (b) any representation or warranty made by the Transferor in the Agreement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to the amount of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such period;

          (d) a failure by the Transferor to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

          (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

          (f) the Class A Investor Interest is not paid in full on the Class A Scheduled Payment Date or the Class B Investor Interest is not paid in full on the Class B Scheduled Payment Date;

          (g) certain events of insolvency, receivership or bankruptcy relating to the Transferor or other holder of the Transferor Certificate;

          (h) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

          (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating not less than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or
(i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid
Amortization Period begins on or prior to             ,      ,
Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     See "Description of the Certificates -- Pay Out Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to
one-twelfth of the product of (a)   % and (b) the Adjusted Investor Interest as
of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee
shall be equal to $          . On each Transfer Date, but only if Bank of
America, an affiliate thereof,           or another successor servicer
acceptable to the Rating Agency (an "Acceptable Successor Servicer") is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which Bank of America, an affiliate thereof or an Acceptable Successor Servicer is the servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor
Interest, as of the last day of such Monthly Period and (ii)   %. In the case of
any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating
Allocation, (b)   %, or if Bank of America, an affiliate thereof or an
Acceptable Successor Servicer is not the Servicer,     % (the "Net Servicing Fee
Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the
first Transfer Date, the Class A Servicing Fee shall be equal to $          .
The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B
Servicing Fee shall be equal to $          . The share of the Investor Servicing
Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee", together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date,
the Collateral Interest Servicing Fee shall be equal to $          . The
remainder of the Servicing Fee shall be paid by the holder of the Transferor Certificate or other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items."

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than any tax imposed on or measured by income, including United States federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

PAIRED SERIES

     The Transferor may cause the Trust to issue another Series as a Paired Series with respect to Series 199 - . Although no assurance can be given as to whether such other Series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to Series 199 - , and the interest rate with respect to certificates of such other Series will be established on the date of issuance of such Series and may be reset periodically. Further, the pay out events with respect to such other Series may vary from the Pay Out Events with respect to the Series 199 - and may include pay out events which are unrelated to the status of the Transferor, the Servicer or the Receivables, such as events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Holders may be delayed. In particular, the numerator of the Fixed Allocation Percentage may be changed upon the occurrence of a pay out event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to the Certificateholders and a possible delay in payments to such Certificateholders. See "Allocation Percentages" and "-- Paired Series."

REPORTS TO CERTIFICATEHOLDERS

     On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Class A Underwriting Agreement (the "Class A Underwriting Agreement") between the Transferor and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in the Class B Underwriting Agreement (the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Transferor and the Class B Underwriters named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:


                                                                       PRINCIPAL AMOUNT OF
                            CLASS A UNDERWRITERS                      CLASS A CERTIFICATES
        ------------------------------------------------------------  ---------------------
        ............................................................        $
        ............................................................
          Total.....................................................
                                                                          ==============

                                                                       PRINCIPAL AMOUNT OF
                            CLASS B UNDERWRITERS                      CLASS B CERTIFICATES
        ------------------------------------------------------------  ---------------------
        ............................................................        $
        ............................................................
                                                                      -----------
          Total.....................................................
                                                                          ==============

     In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. [The Underwriters have agreed to reimburse the Transferor for certain expenses of the issuance and distribution of the Certificates.]

     The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of     % of the
principal amount of the Class A Certificates. The Class A Underwriters may
allow, and such dealers may reallow, concessions not in excess of     % of the
principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of     % of the
principal amount of the Class B Certificates. The Class B Underwriters may
allow, and such dealers may reallow, concessions not in excess of     % of the
principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

     Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986

(Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     The Transferor will indemnify the Underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     BA Securities, Inc., an Underwriter, is an affiliate of the Transferor, the Servicer and the Corporation.

     This Prospectus Supplement and the related Prospectus may be used by BA Securities, Inc., an affiliate of the Transferor and Servicer, in connection with offers and sales related to market-making transactions in the Certificates. BA Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, the Transferor, the Servicer, or the Corporation, their respective affiliates and the Trustee, in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Andrea B. Sudmann, Senior Counsel at the Corporation, and by Orrick, Herrington & Sutcliffe, San Francisco, California, special counsel to the Transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Orrick, Herrington & Sutcliffe, San Francisco, California, special tax counsel to the Transferor. Certain legal matters relating to the issuance of
the Certificates will be passed upon for the Underwriters by           ,   .

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT


                                   TERM                                            PAGE
- ---------------------------------------------------------------------------  ----------------
Acceptable Successor Servicer..............................................              S-44
Accounts...................................................................          S-1, S-4
Accumulation Period Length.................................................              S-30
Accumulation Shortfall.....................................................         S-9, S-39
Additional Interest........................................................               S-8
Adjusted Investor Interest.................................................               S-6
Agreement..................................................................               S-4
Available Investor Principal Collections...................................              S-29
Available Reserve Account Amount...........................................              S-42
Bank.......................................................................               S-4
Bank of America............................................................          S-1, S-4
Base Rate..................................................................              S-24
Call Report................................................................              S-26
Certificateholder Servicing Fee............................................              S-45
Certificateholders.........................................................               S-4
Certificates...............................................................          S-1, S-3
Class A Additional Interest................................................              S-28
Class A Adjusted Investor Interest.........................................         S-6, S-32
Class A Available Funds....................................................              S-28
Class A Certificate Rate...................................................    S-2, S-5, S-28
Class A Certificateholders.................................................               S-4
Class A Certificates.......................................................          S-1, S-3
Class A Fixed Allocation...................................................              S-31
Class A Floating Allocation................................................              S-31
Class A Investor Charge-Off................................................        S-12, S-41
Class A Investor Default Amount............................................              S-40
Class A Investor Interest..................................................         S-5, S-32
Class A Monthly Interest...................................................              S-35
Class A Monthly Principal..................................................              S-38
Class A Required Amount....................................................  S-11, S-12, S-33
Class A Scheduled Payment Date.............................................               S-2
Class A Servicing Fee......................................................              S-45
Class A Underwriters.......................................................              S-46
Class A Underwriting Agreement.............................................              S-46


Class B Additional Interest................................................              S-28
Class B Available Funds....................................................              S-28
Class B Certificate Rate...................................................    S-2, S-5, S-28
Class B Certificateholders.................................................               S-4
Class B Certificates.......................................................          S-1, S-3
Class B Fixed Allocation...................................................              S-32
Class B Floating Allocation................................................              S-31
Class B Investor Charge-Off................................................        S-13, S-41
Class B Investor Default Amount............................................              S-40
Class B Investor Interest..................................................         S-5, S-32
Class B Monthly Interest...................................................              S-35
Class B Monthly Principal..................................................              S-38

                                   TERM                                            PAGE
- ---------------------------------------------------------------------------  ----------------
Class B Required Amount....................................................  S-11, S-12, S-33
Class B Scheduled Payment Date.............................................               S-2
Class B Servicing Fee......................................................              S-44
Class B Underwriters.......................................................              S-46
Class B Underwriting Agreement.............................................              S-46
Closing Date...............................................................          S-2, S-5
Code.......................................................................              S-16
Collateral Available Funds.................................................              S-36
Collateral Charge-Off......................................................              S-41
Collateral Default Amount..................................................              S-40
Collateral Fixed Allocation................................................              S-32
Collateral Floating Allocation.............................................              S-31
Collateral Interest........................................................         S-5, S-32
Collateral Interest Holder.................................................               S-5
Collateral Interest Servicing Fee..........................................              S-45
Collateral Monthly Interest................................................              S-37
Collateral Monthly Principal...............................................              S-38
Collateral Rate............................................................              S-37
Controlled Accumulation Amount.............................................              S-38
Controlled Accumulation Period.............................................               S-8
Controlled Deposit Amount..................................................         S-9, S-23
Corporation................................................................              S-26
Covered Amount.............................................................              S-10
Cut-Off Date...............................................................               S-4
Default Amount.............................................................              S-40
Distribution Date..........................................................               S-2
ERISA......................................................................              S-16
Excess Spread..............................................................        S-12, S-36
Finance Charge Shortfalls..................................................              S-39
Fixed Investor Percentage..................................................              S-31
Floating Investor Percentage...............................................              S-30
Identified Pool............................................................               S-4
[Index] Determination Date.................................................              S-28
Initial Collateral Interest................................................              S-13
Interest Period............................................................               S-8
Investor Default Amount....................................................              S-40
Investor Interest..........................................................               S-5
Investor Servicing Fee.....................................................              S-44
Loan Agreement.............................................................              S-14
Minimum Aggregate Principal Receivables....................................              S-20
Minimum Transferor Interest................................................              S-19
Monthly Period.............................................................               S-6
Net Servicing Fee Rate.....................................................              S-45
Paired Series..............................................................              S-15
Pay Out Event..............................................................              S-43
Portfolio Yield............................................................              S-24
Principal Funding Account..................................................   S-9, S-23, S-41
Principal Funding Account Balance..........................................              S-23

                                   TERM                                            PAGE
- ---------------------------------------------------------------------------  ----------------
Principal Funding Investment Proceeds......................................        S-10, S-41
Principal Funding Investment Shortfall.....................................              S-10
Principal Shortfalls.......................................................              S-39
Rapid Amortization Period..................................................              S-11
Rating Agency Condition....................................................              S-39
Reallocated Class B Principal Collections..................................              S-34
Reallocated Collateral Principal Collections...............................              S-34
Reallocated Principal Collections..........................................              S-34
Receivables................................................................          S-1, S-4
Record Date................................................................              S-27
Required Amount............................................................              S-12
Required Collateral Interest...............................................        S-13, S-39
Required Reserve Account Amount............................................              S-42
Reserve Account............................................................              S-42
Reserve Account Funding Date...............................................              S-42
Revolving Period...........................................................               S-8
Series 199 ................................................................               S-4
Series 199 Supplement......................................................               S-4
Series 199 Termination Date................................................               S-7
Servicer Interchange.......................................................              S-44
Shared Excess Finance Charge Collections...................................              S-39
Shared Excess Principal Collections........................................              S-39
Transfer Date..............................................................              S-34
Transferor.................................................................               S-4
Transferor Certificate.....................................................               S-6
Transferor Interest........................................................               S-5
Transferor Percentage......................................................              S-27
Trust......................................................................          S-1, S-4
Trust Portfolio............................................................              S-19
Trustee....................................................................               S-4
Underwriters...............................................................              S-46
Underwriting Agreement.....................................................              S-46

- ------------------------------------------------------
- ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY OF THE AGENTS OR UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  -----
Summary of Terms................................    S-3
Bank of America's Credit Card Activities........   S-17
The Receivables.................................   S-19
Maturity Assumptions............................   S-23
Receivable Yield Considerations.................   S-25
BankAmerica Corporation and Bank of America.....   S-26
Description of the Certificates.................   S-26
Underwriting....................................   S-46
Legal Matters...................................   S-47
Index of Terms for Prospectus Supplement........   S-48

                                   PROSPECTUS


Prospectus Supplement...........................      2
Reports to Certificateholders...................      2
Available Information...........................      2
Incorporation of Certain Documents by
  Reference.....................................      3
Prospectus Summary..............................      5
Risk Factors....................................     19
The Trust.......................................     25
Bank of America's Credit Card Activities........     26
The Receivables.................................     28
Maturity Assumptions............................     28
Use of Proceeds.................................     29
Bankamerica Corporation and Bank of America
  National Association..........................     29
Description of the Certificates.................     29
Credit Enhancement and Enhancement..............     54
Certain Legal Aspects of the Receivables........     58
Federal Income Tax Consequences.................     60
ERISA Considerations............................     66
Plan of Distribution............................     67
Legal Matters...................................     68
Index of Terms for Prospectus...................     69
Annex I: Global Clearance, Settlement and Tax
        Documentation Procedures................    A-1


                            ------------------------

  UNTIL       , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------

                          BA MASTER CREDIT CARD TRUST

                             $              CLASS A
                           [FLOATING-RATE] [      %]
                                  ASSET BACKED
                          CERTIFICATES, SERIES 199

                             $              CLASS B
                           [FLOATING-RATE] [      %]
                                  ASSET BACKED
                          CERTIFICATES, SERIES 199
                      BANK OF AMERICA NATIONAL ASSOCIATION

                            TRANSFEROR AND SERVICER


                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES
                             [                    ]
                             [                    ]
                    UNDERWRITERS OF THE CLASS B CERTIFICATES
                             [                    ]
- ------------------------------------------------------
- ------------------------------------------------------